                                                                                                           Exhibit 23m(iii)

                                                   AMENDED AND RESTATED
                                     DISTRIBUTION AND SERVICE PLAN AND AGREEMENT
                                                        With
                                         OppenheimerFunds Distributor, Inc.
                                                For Class C shares of
                                    Oppenheimer Main Street Growth and Income Fund
                                      a series of Oppenheimer Main Street Funds, Inc.

This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 30th day of March,  2001, by and between
Oppenheimer Main Street Funds,  Inc. on behalf of its series  Oppenheimer Main Street Growth and Income Fund (the "Fund") and
OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the  Fund's  written  distribution  and  service  plan for Class C shares of the Fund (the
"Shares"),  contemplated  by Rule 12b-1 as it may be amended from time to time (the "Rule")  under the  Investment  Company
Act of 1940 (the "1940 Act"),  pursuant to which the Fund will  compensate the  Distributor  for its services in connection with the  distribution  of Shares,  and the personal  service and  maintenance  of  shareholder  accounts  that hold Shares
("Accounts").  The Fund may act as  distributor  of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan. The terms and provisions of this Plan shall be  interpreted  and defined in a manner  consistent with the provisions and definitions  contained in (i) the 1940 Act, (ii) the Rule,  (iii) Rule 2830 of the Conduct Rules of
the National  Association of Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule (the "NASD
Conduct Rules") and (iv) any conditions  pertaining  either to  distribution-related  expenses or to a plan of distribution to which  the Fund is  subject  under any order on which the Fund  relies,  issued at any time by the U.S.  Securities  and
Exchange Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient"  shall mean any  broker,  dealer,  bank or other  person or entity  which:  (i) has  rendered assistance (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative  support services with respect to Shares held by Customers  (defined  below) of the  Recipient;  (ii) shall furnish the  Distributor
(on behalf of the Fund) with such information as the Distributor  shall reasonably  request to answer such questions as may arise concerning the sale of Shares; and (iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent  Directors"  shall mean the members of the Fund's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect  financial  interest in the  operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall mean such  brokerage or other  customers or investment  advisory or other clients of a
Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.
         (d)      "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially or of record by: (i)
such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for  purposes of this Plan.  In the event that more than one person or entity  would  otherwise  qualify as
Recipients  as to the same Shares,  the  Recipient  which is the dealer of record on the Fund's books as  determined by the
Distributor shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.

         (a)      Payments to the Distributor.  In consideration of the payments made by the Fund to the Distributor  under this Plan, the  Distributor  shall provide  administrative  support  services and  distribution  services to the Fund. Such services include  distribution  assistance and administrative  support services rendered in connection with Shares (1) sold in  purchase  transactions,  (2) issued in exchange  for shares of another  investment  company  for which the  Distributor serves as  distributor  or  sub-distributor,  or (3) issued  pursuant  to a plan of  reorganization  to which the Fund is a party.  If the  Board  believes  that  the  Distributor  may  not  be  rendering  appropriate  distribution  assistance  or administrative  support services in connection with the sale of Shares, then the Distributor,  at the request of the Board, shall  provide  the  Board  with a  written  report  or other  information  to verify  that the  Distributor  is  providing appropriate services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                  (i)    Administrative  Support  Service  Fees.  Within  forty-five  (45) days of the end of each calendar quarter,  the Fund will make payments in the aggregate  amount of 0.0625%  (0.25% on an annual basis) of the average during that calendar  quarter of the  aggregate  net asset value of the Shares  computed as of the close of each business day (the
"Service  Fee").  Such  Service  Fee  payments  received  from the Fund  will  compensate  the  Distributor  for  providing administrative  support  services  with  respect to  Accounts.  The  administrative  support  services in  connection  with
Accounts may include,  but shall not be limited to, the  administrative  support  services  that a Recipient  may render as described in Section 3(b)(i) below.

                  (ii)   Distribution  Assistance Fees (Asset-Based  Sales Charge.  Within ten (10) days of the end of each month,  the Fund will make payments in the  aggregate  amount of 0.0625%  (0.75% on an annual basis) of the average  during the month of the  aggregate  net asset value of Shares  computed  as of the close of each  business  day (the  "Asset-Based
Sales  Charge").  Such  Asset-Based  Sales Charge  payments  received from the Fund will  compensate  the  Distributor  for providing distribution assistance in connection with the sale of Shares.

         The distribution  assistance services to be rendered by the Distributor in connection with the Shares may include, but shall not be limited to, the following:  (i) paying sales  commissions to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or  paying such persons  "Advance  Service Fee  Payments" (as defined  below) in advance of, and/or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;  (ii) paying  compensation to and expenses of personnel of the Distributor who support  distribution of Shares by Recipients;  (iii) obtaining  financing or providing such financing from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the Distributor's  unreimbursed expenses incurred in rendering distribution  assistance and administrative support services to the  Fund;  and  (iv)  paying  other  direct  distribution  costs,  including  without  limitation  the  costs  of sales literature,  advertising and prospectuses (other than those prospectuses  furnished to current holders of the Fund's shares
("Shareholders")).

         (b)      Payments to Recipients.  The Distributor is authorized  under the Plan to pay Recipients (1) distribution assistance  fees for rendering  distribution  assistance in connection  with the sale of Shares and/or (2) service fees for rendering  administrative  support  services  with  respect to Accounts.  However,  no such  payments  shall be made to any
Recipient  for any  quarter  in which its  Qualified  Holdings  do not equal or  exceed,  at the end of such  quarter,  the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent
Directors.  All fee  payments  made by the  Distributor  hereunder  are  subject to  reduction  or  chargeback  so that the aggregate  service fee payments and Advance  Service Fee Payments do not exceed the limits on payments to  Recipients  that are, or may be, imposed by the NASD Conduct Rules.  The Distributor  may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the Distributor if such affiliated  person  qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

         In  consideration of the services  provided by Recipients,  the Distributor  shall make the following  payments to
Recipients:

                  (i)    Service Fee. In consideration of  administrative  support services  provided by a Recipient during a calendar  quarter,  the Distributor shall make service fee payments to that Recipient  quarterly,  within forty-five (45)
days of the end of each  calendar  quarter,  at a rate not to exceed  0.0625%  (0.25% on an  annual  basis) of the  average during the calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of each  business day, constituting  Qualified  Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than the minimum  period (the  "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the
Independent Directors.

         Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any Recipient quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (A) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting  Qualified  Holdings,  sold by the Recipient during that quarter and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified Holdings owned beneficially or of record by the  Recipient  or by its  Customers  for a period of more  than one (1) year.  At the  Distributor's  sole option,  Advance  Service Fee  Payments  may be made more often than  quarterly,  and sooner  than the end of the  calendar quarter.  In the event  Shares are  redeemed  less than one year after the date such Shares  were sold,  the  Recipient  is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

          The  administrative  support  services to be rendered by Recipients in connection  with the Accounts may include, but  shall  not be  limited  to,  the  following:  answering  routine  inquiries  concerning  the  Fund,  assisting  in the establishment  and  maintenance of accounts or  sub-accounts  in the Fund and  processing  Share  redemption  transactions, making the Fund's  investment  plans and dividend  payment  options  available,  and providing such other  information  and services in connection with the rendering of personal  services  and/or the maintenance of Accounts,  as the Distributor or the Fund may reasonably request.

                  (ii)  Distribution  Assistance  Fee  (Asset-Based  Sales  Charge)  Payments.  Irrespective  of  whichever alternative  method of making  service  fee  payments  to  Recipients  is selected  by the  Distributor,  in  addition  the
Distributor  shall make  distribution  assistance fee payments to each Recipient  quarterly,  within  forty-five  (45) days after the end of each calendar  quarter,  at a rate not to exceed  0.1875% (0.75% on an annual basis) of the average during the  calendar  quarter  of the  aggregate  net  asset  value  of  Shares  computed  as of the  close of each  business  day constituting  Qualified  Holdings  owned  beneficially  or of record by the Recipient or its Customers for a period of more than one (1) year.  Alternatively,  at its sole option, the Distributor may make distribution  assistance fee payments to a
Recipient  quarterly,  at the rate described  above, on Shares  constituting  Qualified  Holdings owned  beneficially or of record by the  Recipient or its  Customers  without  regard to the 1-year  holding  period  described  above.  Distribution assistance  fee payments  shall be made only to  Recipients  that are  registered  with the SEC as a  broker-dealer  or are exempt from registration.

         The  distribution  assistance to be rendered by the Recipients in connection  with the sale of Shares may include, but shall not be limited to, the following:  distributing  sales literature and prospectuses  other than those furnished to current  Shareholders,  providing  compensation  to and paying  expenses  of  personnel  of the  Recipient  who support the distribution  of Shares by the  Recipient,  and  providing  such other  information  and  services in  connection  with the distribution of Shares as the Distributor or the Fund may reasonably request.

          (c)     A majority of the  Independent  Directors  may at any time or from time to time (i)  increase or decrease the rate of fees to be paid to the  Distributor  or to any Recipient,  but not to exceed the rates set forth above,  and/or
(ii) direct the  Distributor to increase or decrease any Minimum  Holding  Period,  any maximum period set by a majority of the Independent  Directors during which fees will be paid on Shares  constituting  Qualified Holdings owned beneficially or of record by a  Recipient  or by its  Customers  (the  "Maximum  Holding  Period"),  or  Minimum  Qualified  Holdings.  The
Distributor  shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding Period and Minimum  Holding
Period that are established and the rate of payments hereunder  applicable to Recipients,  and shall provide each Recipient with  written  notice  within  thirty (30) days after any change in these  provisions.  Inclusion of such  provisions  or a change in such  provisions  in a  supplement  or amendment to or revision of the  prospectus  of the Fund shall  constitute sufficient notice.

         (d)      The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own  resources  (which may  include  profits  derived  from the  advisory  fee it receives  from the Fund),  or (ii) by the
Distributor (a subsidiary of OFI), from its own resources,  from Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients are intended to have certain rights as third-party  beneficiaries  under this Plan, subject to the  limitations  set  forth  below.  It  may  be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services  qualifying for payment under the Plan if it has Qualified Holdings of Shares that entitle it to  payments  under the  Plan.  If either  the  Distributor  or the Board  believe  that,  notwithstanding  the level of
Qualified Holdings,  a Recipient may not be rendering  appropriate  distribution  assistance in connection with the sale of
Shares or administrative  support services for Accounts,  then the Distributor,  at the request of the Board, shall require the  Recipient to provide a written  report or other  information  to verify that said  Recipient is providing  appropriate distribution  assistance  and/or  services  in this  regard.  If the  Distributor  or the Board of  Directors  still is not satisfied after the receipt of such report,  either may take  appropriate  steps to terminate the  Recipient's  status as a
Recipient  under the Plan,  whereupon such  Recipient's  rights as a third-party  beneficiary  hereunder  shall  terminate.
Additionally,  in their  discretion  a majority  of the Fund's  Independent  Directors  at any time may remove any  broker, dealer,  bank or other  person or entity as a  Recipient,  whereupon  such  person's  or entity's  rights as a  third-party beneficiary  hereof shall  terminate.  Notwithstanding  any other provision of this Plan, this Plan does not obligate or in any way make  the Fund  liable  to make any  payment  whatsoever  to any  person  or  entity  other  than  directly  to the
Distributor.  The Distributor  has no obligation to pay any Service Fees or  Distribution  Assistance Fees to any Recipient
if the Distributor has not received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection and  Nomination of Directors.  While this Plan is in effect,  the selection and nomination of persons to be Directors of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Directors")  shall be committed to the  discretion  of the  incumbent  Disinterested  Directors.  Nothing  herein shall  prevent the  incumbent  Disinterested
Directors  from  soliciting  the views or the  involvement  of others in such  selection or nomination as long as the final decision on any such selection and nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall  provide  written  reports to the Fund's
Board for its review,  detailing  the amount of all  payments  made under this Plan and the purpose for which the  payments were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any  agreement  related to this Plan shall be in writing and shall  provide  that:  (i) such agreement  may be  terminated  at any time,  without  payment of any  penalty,  by a vote of a majority of the  Independent
Directors or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  voting Class
C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any other party to the agreement;
(iii) such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act); (iv)
such agreement  shall go into effect when approved by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such agreement;  and (v) such agreement  shall,  unless  terminated as herein provided,  continue  in  effect  from year to year  only so long as such  continuance  is  specifically  approved  at least annually  by a vote of the Board and its  Independent  Directors  cast in person at a meeting  called  for the  purpose  of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and Amendment.  This Plan has been approved by a vote of the Board and of its  Independent  Directors  cast in person at a meeting  called on February 29, 2000, for the purpose of voting on this
Plan and shall take effect as of the date first set forth  above.  Unless  terminated  as  hereinafter  provided,  it shall continue in effect until  December 31, 2001 and  thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least  annually by a vote of the Board and its  Independent
Directors cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of  payments to be made under this Plan,  without approval of the Class C Shareholders  at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Directors.

         This Plan may be  terminated  at any time by a vote of a majority of the  Independent  Directors or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting  shares.  In the event of such termination,  the Board and its Independent  Directors shall determine whether the Distributor shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales  Charge in respect of Shares sold prior to the effective date of such termination.

                                                     Oppenheimer Main Street Funds, Inc.,
                                                     on behalf of its series, Oppenheimer
                                                     Main Street Growth and Income Fund

                                                            /s/ Andrew J. Donohue
                                                     by:  ___________________
                                                           Andrew J. Donohue
                                                           Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                              /s/ Katherine P. Feld
                                                     by:  __________________________
                                                             Katherine P. Feld
                                                             Vice President and Secretary

700-12b1-C(0301).doc